As filed with the Securities and Exchange Commission on June 2, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BILL.COM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-2661725
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6220 America Center Drive, Suite 100

San Jose, California 95002

(650) 621-7700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

René Lacerte

Chief Executive Officer and Founder

Bill.com Holdings, Inc.

6220 America Center Drive, Suite 100

San Jose, California 95002

(650) 621-7700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raj Aji Michael Dunn Bill.com Holdings, Inc. 6220 America Center Drive, Suite 100 San Jose, California 95002 (650) 621-7700	James D. Evans Mark C. Stevens Dawn H. Belt Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If the Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $0.00001 per share	10,604,963	$146.66	$1,555,323,343	$169,686

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on The New York Stock Exchange on May 27, 2021.

10,604,963 Shares

Common Stock

The selling stockholders of Bill.com Holdings, Inc. identified in this prospectus may offer and resell up to 10,604,963 shares of our common stock under this prospectus. The selling stockholders acquired these shares from us pursuant to an Agreement and Plan of Merger, dated as of May 6, 2021 (the “Merger Agreement”), by and among us, certain of our wholly owned subsidiaries, DivvyPay, Inc., a Delaware corporation (“DivvyPay”), and Shareholder Representative Services LLC, solely in its capacity as the stockholders’ agent, in connection with our acquisition of DivvyPay. We are not selling any shares of our common stock pursuant to this prospectus and we will not receive any proceeds from the sale of these shares by the selling stockholders.

The selling stockholders (which term as used herein includes their respective transferees, pledgees, distributees, donees or other successors) may also sell the shares of common stock described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section of this prospectus captioned “Plan of Distribution.”

Our common stock, $0.00001 par value per share, is listed on The New York Stock Exchange under the symbol “BILL.” On June 1, 2021, the closing price for our common stock was $151.59 per share.

Investing in our common stock involves risks.

See the section of this prospectus captioned “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 2, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell shares of our common stock, as described in this prospectus, in one or more offerings.

You should rely only on the information contained in this prospectus (as supplemented and amended), including the information incorporated by reference. We have not authorized anyone to provide you with information that is different from that contained in this prospectus (as supplemented and amended). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus (as supplemented and amended) does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy any such securities in any circumstances in which such offer or solicitation is unlawful. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus (as supplemented and amended) is accurate as of any dates other than their respective dates. We or the selling stockholders provided the information contained in the aforementioned documents only as of the date of the applicable document, and it is possible that the information, including our business, financial condition, and results of operations, may have changed since that date.

We urge you to read carefully this prospectus (as supplemented and amended) before deciding whether to purchase any of the shares of common stock being offered.

Unless otherwise indicated, the terms “Bill.com,” “we,” “us,” and “our” refer to Bill.com Holdings, Inc., together with our subsidiary, Bill.com LLC.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and any prospectus supplement contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risk and uncertainties. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “predict,” “intend,” “may,” “might,” “plan,” “project,” “potential,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The forward-looking statements contained in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus are based on information currently available to us and expectations and assumptions that we deem reasonable at the time the statements were made. We do not undertake any obligation to update any forward-looking statements in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus or in any of our other communications, except as required by law. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. All such forward-looking statements should be read as of the time the statements were made and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” of any Annual Report on Form 10-K and any Quarterly Report on Form 10-Q incorporated by reference in this prospectus and in the section of any related prospectus supplement entitled “Risk Factors.”

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should read the following summary together with the more detailed information regarding our company, the common stock being registered under this prospectus and our financial statements and notes thereto incorporated by reference in this prospectus before deciding whether to purchase shares of our common stock from the selling stockholders.

OUR BUSINESS

Overview

We are a leading provider of cloud-based software that simplifies, digitizes, and automates complex back-office financial operations for small and midsize businesses (“SMBs”). By transforming how SMBs manage their cash inflows and outflows, we create efficiencies and free our customers to run their businesses.

Our purpose-built, artificial-intelligence (“AI”)-enabled financial software platform creates seamless connections between our customers, their suppliers, and their clients. Customers use our platform to generate and process invoices, streamline approvals, send and receive payments, reconcile their books, and manage their cash. We have built sophisticated integrations with popular accounting software solutions, banks, and payment processors, enabling our customers to access these mission-critical services through a single connection. In essence, we sit at the center of an SMB’s accounts payable and accounts receivable operations.

We efficiently reach SMBs through our proven direct and indirect go-to-market strategies. We acquire customers directly through digital marketing and inside sales, and indirectly through accounting firms and strategic partnerships. As of March 31, 2021, our partners included some of the most trusted brands in the financial services business, including more than 80 of the top 100 accounting firms and several of the largest financial institutions in the United States, including Bank of America, JPMorgan Chase, and American Express. As we add customers and partners, we expect our network to continue to grow organically.

We have grown rapidly and scaled our business operations in recent periods. Our total revenue was $59.7 million and $41.2 million during the three months ended March 31, 2021 and 2020, respectively, an increase of 45%, and $160.0 million and $115.5 million during the nine months ended March 31, 2021 and 2020, respectively, an increase of 39%. We generated net losses of $26.7 million and $8.3 million during the three months ended March 31, 2021 and 2020, respectively, and $56.9 million and $21.6 million during the nine months ended March 31, 2021 and 2020, respectively.

Corporate Information

BDC Payments Holdings, Inc., a Delaware corporation, was formed in August 2018, and changed its name to Bill.com Holdings, Inc., a Delaware corporation, in June 2019. Bill.com Holdings, Inc. is a holding company and its principal assets are the equity interests of Bill.com, LLC. We were initially formed in April 2006 as Cashboard, Inc., a Delaware corporation. We changed our name to Cashview, Inc. in September 2006 and to Bill.com, Inc. in December 2007. In November 2018, we completed a corporate reorganization whereby Bill.com, Inc. became a subsidiary of Bill.com Holdings, Inc., and reorganized as an LLC, Bill.com LLC.

Our principal executive offices are located at 6220 America Center Drive, Suite 100, San Jose, California 95002. Our telephone number is (650) 621-7700. Our website address is www.bill.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

THE OFFERING

Common stock offered by the selling stockholders	10,604,963 shares

Our common stock is listed on The New York Stock Exchange under the symbol	BILL

Use of proceeds	All of the shares of common stock being offered under this prospectus are being sold by the selling stockholders. Accordingly, we will not receive any proceeds from the sale of these shares.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to purchase our common stock, you should consider carefully the risks and uncertainties discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the documents incorporated by reference. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory, or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

All shares of common stock sold pursuant to this prospectus will be sold by the selling stockholders. We will not receive any of the proceeds from such sales.

SELLING STOCKHOLDERS

Up to 10,604,963 shares of common stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholders. The shares being offered were issued to the selling stockholders pursuant to the Merger Agreement, including shares held in escrow and subject to adjustment as set forth in the Merger Agreement. The selling stockholders may, from time to time, offer and sell pursuant to this prospectus any or all of the shares of common stock being registered. When we refer to the “selling stockholders” in this prospectus, we mean the selling stockholders listed in the table below, together with their respective transferees, pledgees, distributees, donees or other successors.

The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of our shares of common stock held by the selling stockholders as of June 1, 2021, the date of closing of our acquisition of DivvyPay. We have not independently verified this information. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See the section of this prospectus captioned “Plan of Distribution” for additional information. For purposes of the table below, we assume that the selling stockholders will sell all their shares of common stock covered by this prospectus.

In the table below, the percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Exchange Act and based on 94,189,821 shares of our common stock outstanding on June 1, 2021, including the issuance of 10,767,939 shares of common stock pursuant to the Merger Agreement on June 1, 2021. Unless otherwise indicated in the footnotes below, based on representations made to us by the selling stockholders, none of the selling stockholders has or within the past three years has had, any position, office or other material relationship with us or any of our affiliates.

	Prior to the Offering			After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Shares of Common Stock Outstanding
Alex Bean	402,684	*	402,684	—		*
Alex Murray(2)	314,683	*	314,683	—		*
Entities affiliated with Aspect Ventures(3)	103,846	*	103,846	—		*
Blake Murray(4)	1,528,000	1.6%	1,528,000	—		*
Divvy Co-Investment SPV, Limited Partnership	206,526	*	206,526	—		*
Entities affiliated with Insight Venture Partners(5)	1,908,286	2.0%	1,908,286	—		*
Jessica Osborn(6)	314,682	*	314,682	—		*
Mike and Joyce Murray	791,792	*	791,792	—		*
Entities affiliated with New Enterprise Associates(7)	1,468,036	1.6%	1,468,036	—		*
Nicholas Murray	400,442	*	400,442	—		*
Paypal, Inc.	206,526	*	206,526	—		*
Entities affiliated with Peak Ventures Fund(8)	146,228	*	146,228	—		*
Entities affiliated with Pelion Opportunity Fund(9)	1,476,853	1.6%	1,476,853	—		*

	Prior to the Offering			After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Shares of Common Stock Outstanding
PENSCO Trust Company Custodian FBO Michael Levinthal IRA	114,818	*	114,818	—	*
Schonfeld Strategic 460 Fund LLC	247,397	*	102,574	144,823	*
Entities affiliated with Waterfall(10)	137,398	*	137,398	—	*
Entities affiliated with Whale Rock(11)	1,521,728	1.6%	172,103	1,349,625	1.4%
All other selling stockholders who beneficially own, in the aggregate, less than 1% of our common stock	828,416	*	809,483	18,933	*
Total shares of common stock	12,118,344	12.9%	10,604,963	1,513,381	1.6%

*	Denotes less than 1%.
(1)

Assumes the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

(2)

Consists of (i) 69,521 shares of common stock held of record by Alex Murray, (ii) 175,641 shares of common stock held of record by AWM Investment Holdings, LLC and (iii) 69,521 shares of common stock held of record by Whitney Murray.

(3)	Consists of (i) 79,661 shares of common stock held of record by Aspect Ventures II, L.P. and (ii) 24,185 shares of common stock held of record by Aspect Ventures II-A, L.P.
(4)	Consists of (i) 1,332,291 shares of common stock held of record by BTM Investment Holdings, LLC and (ii) 195,708 shares of common stock held of record Tianna Murray.
(5)

Consists of (i) 779,680 shares of common stock held of record by Insight Venture Partners (Cayman) X, L.P., (ii) 151,165 shares of common stock held of record by Insight Venture Partners (Delaware) X, L.P., (iii) 22,674 shares of common stock held of record by Insight Venture Partners X (Co-Investors), L.P. and (iv) 954,767 shares of common stock held of record by Insight Venture Partners X, L.P. Insight Holdings Group, LLC (“Holdings”) is the sole shareholder of Insight Venture Associates X, Ltd. (“IVA X Ltd”). IVA X Ltd is the general partner of Insight Venture Associates X, L.P. (“IVA X LP”), which is the general partner of Insight Venture Partners X, L.P., Insight Venture Partners (Cayman) X, L.P., Insight Venture Partners (Delaware) X, L.P. and Insight Venture Partners X (Co-Investors), L.P. (collectively, “Fund X”). Each of Jeffrey Horing, Deven Parekh, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Holdings. Because Messrs. Horing, Parekh, Lieberman and Triplett are members of the board of managers of Holdings, Holdings is the sole shareholder of IVA X Ltd, IVA X Ltd is the general partner of IVA X LP and IVA X LP is the general partner of Fund X, Messrs. Horing, Parekh, Lieberman and Triplett may be deemed to share voting and dispositive power over the shares noted above. Each of Messrs. Horing, Parekh, Lieberman and Triplett disclaims beneficial ownership of the shares held of record by Fund X, except to the extent of his pecuniary interest therein, if any.

(6)

Consists of (i) 69,521 shares of common stock held of record by Jessica Osborn, (ii) 175,640 shares of common stock held of record by PJO Investment Holdings, LLC and (iii) 69,521 shares of common stock held of record by Peter Osborn.

(7)

Consists of (i) 630 shares of common stock held of record by NEA Ventures 2019, L.P. (“NEA Ventures”), (ii) 733,702 shares of common stock held of record by New Enterprise Associates 16, L.P. (“NEA 16”) and (iii) 733,704 shares of common stock held of record by New Enterprise Associates 17, L.P. (“NEA 17”). The shares directly held by NEA 17 are indirectly held by NEA Partners 17, L.P. (“NEA Partners 17”) the sole general partner of NEA 17, NEA 17 GP, LLC (“NEA 17 LLC”), the sole general partner of NEA Partners 17 and each of the individual managers of NEA 17 LLC. The individual managers, or collectively, the NEA 17 Managers, of NEA 17 LLC are Forest Baskett, Ali Behbahani, Carmen Chang, Anthony A.

Florence, Jr., Edward Mathers, Mohamad Makhzoumi, Joshua Makower, Scott D. Sandell, Paul Walker, Rick Yang, Liza Landsman, and Peter Sonsini. The NEA 17 Managers share voting and dispositive power with regard to the shares held by NEA 17. The shares directly held by NEA 16 are indirectly held by NEA Partners 16, L.P. (“NEA Partners 16”) the sole general partner of NEA 16, NEA 16 GP, LLC (NEA 16 LLC), the sole general partner of NEA Partners 16 and each of the individual managers of NEA 16 LLC. The individual managers, or collectively, the NEA 16 Managers, of NEA 16 LLC are Forest Baskett, Ali Behbahani, Carmen Chang, Anthony A. Florence, Jr., Mohamad Makhzoumi, Joshua Makower, Scott D. Sandell, Paul Walker, and Peter Sonsini. The NEA 16 Managers share voting and dispositive power with regard to the shares held by NEA 16. Karen P. Welsh, the general partner of NEA Ventures, has sole voting and dispositive power with regard to the shares held by NEA Ventures. All indirect owners of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest in such shares. The address of New Enterprise Associates 17, L.P., New Enterprise Associates 16, L.P., and NEA Ventures is c/o New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.
(8)

Consists of (i) 28,143 shares of common stock held of record by Peak Ventures Fund I, L.P., (ii) 115,536 shares of common stock held of record by Peak Ventures Fund II, LP and 2,550 shares of common stock held of record by PC Venture Holdings, LLC.

(9)

Consists of (i) 162,358 shares of common stock held of record by Pelion Opportunity Fund II, LLC, (ii) 147,150 shares of common stock held of record by Pelion Opportunity Fund V, LLC, (iii) 1,092,637 shares of common stock held of record by Pelion Ventures VI, L.P. and (iv) 74,709 shares of common stock held of record by Pelion Ventures VI-A, L.P.

(10)

Consists of (i) 16,781 shares of common stock held of record by Waterfall Delta Offshore Master Fund, LP, (ii) 93,479 shares of common stock held of record by Waterfall Eden Master Fund, Ltd., (iii) 6,931 shares of common stock held of record by Waterfall Rock Island, LLC and (iv) 20,207 shares of common stock held of record by Waterfall Sandstone Fund, L.P.

(11)

Consists of (i) 8,576 shares of common stock held of record by Whale Rock Flagship (AI) Fund, LP, (ii) 1,011,782 shares of common stock held of record by Whale Rock Flagship Master Fund, LP and (iii) 501,370 shares of common stock held of record by Whale rock Long Opportunities Master Fund, LP.

PLAN OF DISTRIBUTION

We are registering the shares of common stock held by the selling stockholders to be sold from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.

Each selling stockholder of the common stock and any of its transferees, pledgees, distributees, donees, and successors may, from time to time, sell any or all of their securities covered hereby on the principal trading market for the common stock or any other stock exchange, market, or trading facility on which the common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such common stock at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may elect to make a pro rata in-kind distribution of their shares of common stock to their respective members, partners, or stockholders. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through this prospectus.

The selling stockholders may also sell the shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Pursuant to joinder agreements entered into in connection with the Merger Agreement, certain of the selling stockholders have agreed that through December 1, 2021, such selling stockholders will not, and will cause and direct each of its affiliates and permitted transferees not to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of more than sixty percent (60%) (or, in the case of certain stockholders, more than twenty-five percent (25%)) of the common stock issuable to such selling stockholder pursuant to the Merger Agreement (before deduction of any shares to be held in escrow pursuant to the escrow provisions thereunder) (such number of shares, the “Lock-Up Shares”), (ii) engage in any hedging or other transaction or arrangement which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by such selling stockholder or someone other than such selling stockholder), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of the Lock-Up Shares, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of the Lock-Up Shares, in cash or otherwise, or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. Subject to our Insider Trading Policy (in the case of Bill.com employees), the selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our restated certificate of incorporation and restated bylaws and to the applicable provisions of Delaware law.

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.00001 par value per share.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation. Accordingly, holders of a majority of the shares of our common stock will be able to elect all of our directors. Our restated certificate of incorporation establishes a classified board of directors, divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating redeemable convertible preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of redeemable convertible preferred stock.

Preferred Stock

We have no shares of preferred stock outstanding. Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Registration Rights

Certain holders of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights are contained in our Tenth Amended and Restated Investors’ Rights Agreement (“IRA”), dated as of December 21, 2018. The registration rights set forth in the IRA will expire on December 16, 2024, or, with respect to any particular stockholder, when such stockholder is able to sell all of its Registrable Securities, as defined in the IRA, pursuant to Rule 144 of the Securities Act during any three-month period.

Anti-Takeover Provisions

The provisions of the DGCL, our restated certificate of incorporation, and our restated bylaws could have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•

at or after the time the stockholder became interested, the business combination was approved by our board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance of transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our restated certificate of incorporation and our amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in our board of directors or our governance or policy, including the following:

•

Board Vacancies. Our amended and restated bylaws and certificate of incorporation authorize generally only our board of directors to fill vacant directorships resulting from any cause or created by the expansion of our board of directors. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

•

Classified Board. Our restated certificate of incorporation and amended and restated bylaws provide that our board of directors is classified into three classes of directors. The existence of a classified board of directors could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

•	Directors Removed Only for Cause. Our restated certificate of incorporation provides that stockholders may remove directors only for cause.

•

Supermajority Requirements for Amendments of Our Restated Certificate of Incorporation and Amended and Restated Bylaws. Our restated certificate of incorporation further provides that the affirmative vote of holders of at least 66 2/3% of our outstanding common stock is required to amend certain provisions of our restated certificate of incorporation, including provisions relating to the classified board, the size of the board of directors, removal of directors, special meetings, actions by written consent, and designation of our preferred stock. The affirmative vote of holders of at least 66 2/3% of our outstanding common stock is required to amend or repeal our amended and restated bylaws, although our amended and restated bylaws may be amended by a simple majority vote of our board of directors.

•

Stockholder Action; Special Meetings of Stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, holders of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Our restated certificate of incorporation and our amended and restated bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, or our chief executive officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

•

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•

No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting.

•

Issuance of Undesignated Preferred Stock. Our board has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise.

•

Choice of Forum. Our restated certificate of incorporation provides that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our restated certificate of incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Our amended and restated bylaws also provide that the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”). While there can be no assurance that federal or state courts will follow the holding of the Delaware Supreme Court which recently found that such provisions are facially valid under Delaware law or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court. Neither the exclusive forum provision nor the Federal Forum Provision applies to suits brought to enforce any duty or liability created by the Exchange Act. However, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder also must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021, and its telephone number is (800) 962-4284.

Exchange Listing

Our common stock is listed on The New York Stock Exchange under the symbol “BILL.”

LEGAL MATTERS

The validity of the shares of common stock in respect of which this prospectus is being delivered will be passed upon by Fenwick & West LLP, Mountain View, California.

EXPERTS

The consolidated financial statements of Bill.com Holdings, Inc. appearing in Bill.com Holdings, Inc.’s Annual Report (Form 10-K) for the year ended June 30, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.bill.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC to the extent set forth herein, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished (but not filed) pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K), until the offering of the common stock being registered under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2020;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2020, December 31, 2020 and March 31, 2021;

•

The sections of our Definitive Proxy Statement on Schedule 14A for the 2020 Annual Meeting of Stockholders incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020; and

•	Current Reports on Form 8-K filed on September 30, 2020, November 5, 2020, November 25, 2020, November 30, 2020, December 7, 2020, February 4, 2021, May 6, 2021 and June 1, 2021.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that have been or may be incorporated by reference into this prospectus at no cost. Any such request may be made in writing or by telephoning us at the following address or telephone number:

Bill.com Holdings, Inc.

6220 America Center Drive, Suite 100

San Jose, California 95002

(650) 621-7700

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the shares of common stock being registered by this registration statement. All amounts are estimates except for the SEC registration fee. Bill.com Holdings, Inc. (the “Registrant”) will pay all of the expenses, other than legal fees and expenses, which will be paid by the selling stockholders. The selling stockholders otherwise will not pay any of the other expenses.

Amount to be paid
SEC registration fee	$169,686
FINRA filing fee	$225,500
Legal fees and expenses	$90,000
Accounting fees and expenses	$25,000
Miscellaneous expenses	$10,000

Total	$520,186

Item 15. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by Section 145 of the Delaware General Corporation Law, the amended and restated certificate of incorporation and bylaws of the Registrant provide that:

•	The Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law;

•	The Registrant may, in its discretion, indemnify the Registrant’s other officers, employees and agents as set forth in the Delaware General Corporation Law;

•	The Registrant is required, upon satisfaction of certain conditions, to advance all expenses incurred by its directors and executive officers in connection with certain legal proceedings;

•	The rights conferred in the amended and restated bylaws are not exclusive;

•	The Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents; and

•

The Registrant may secure insurance on behalf of any director, officer, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether the Registrant would otherwise be permitted to indemnify him or her under the provisions of Delaware law

The Registrant’s policy is to enter into agreements with its directors and executive officers that require the Registrant to indemnify them against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party to or participant in by reason of the fact that such person is or was a director, officer, employee, agent or fiduciary of the Registrant or any of its affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the Registrant’s best interests.

The Registrant also maintains a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the Registrant for those losses for which the Registrant has lawfully indemnified the directors and officers. The policy contains various exclusions.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 16. Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated May 6, 2021.

4.1*	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Quarterly Report on Form 10-Q filed on February 11, 2020).

4.2*	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K filed on September 30, 2020).

4.3*	Form of Common Stock Certificate of Registrant (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Form S-1/A filed on December 2, 2019).

4.4*	Tenth Amended and Restated Investors’ Rights Agreement dated December 21, 2018, by and among the Registrant and its stockholders (incorporated by reference as Exhibit 4.2 filed with the Registrant’s Form S-1 filed on November 15, 2019).

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Fenwick & West LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Power of Attorney (included in the signature pages to this registration statement).

*	Previously filed and incorporated by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 , as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, California, on the 2nd day of June, 2021.

BILL.COM HOLDINGS, INC.

/s/ René Lacerte
Name: René Lacerte
Title: Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors or officers of Bill.com Holdings, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints René Lacerte and John Rettig, and each of them, as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-3 of the Company, and any and all amendments (including post-effective amendments) to such Registration Statement and any Registration Statement relating to any offering made pursuant to this Registration Statement, and to file such Registration Statement(s) and any and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ René Lacerte René Lacerte	Director and Chief Executive Officer (Principal Executive Officer)	June 2, 2021

/s/ John Rettig John Rettig	Chief Financial Officer and Executive Vice President, Finance and Operations (Principal Financial Officer and Principal Accounting Officer)	June 2, 2021

/s/ Steven Cakebread Steven Cakebread	Director	June 2, 2021

/s/ Steve Fisher Steve Fisher	Director	June 2, 2021

/s/ David Hornik David Hornik	Director	June 2, 2021

/s/ Brian Jacobs Brian Jacobs	Director	June 2, 2021

/s/ Peter Kight Peter Kight	Director	June 2, 2021

Signature	Title	Date

/s/ Allie Kline Allie Kline	Director	June 2, 2021

/s/ Allison Mnookin Allison Mnookin	Director	June 2, 2021

/s/ Rory O’Driscoll Rory O’Driscoll	Director	June 2, 2021

/s/ Steven Piaker Steven Piaker	Director	June 2, 2021

/s/ Colleen Taylor Colleen Taylor	Director	June 2, 2021